Exhibit 3(a)(2)

                            ARTICLES OF AMENDMENT TO
             1998 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                   AMERICAN FOUNDATION LIFE INSURANCE COMPANY


      American Foundation Life Insurance Company, a corporation organized and existing under the Code of Alabama, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of American Foundation Life Insurance Company, via Unanimous Written Consent dated as of October 20, 1998, duly adopted a resolution setting forth proposed amendments to the 1998 Amended and Restated Articles of Incorporation of said Corporation, in the form set forth below, declaring said amendments to be advisable and directing the same to be submitted to a vote of the Sole Common Shareholder of said Corporation via Unanimous Written Consent in Lieu of a Special Meeting of the Sole Shareholder dated as of October 20, 1998.

      SECOND: That thereafter, the said Sole Common Shareholder, via Unanimous Written Consent in Lieu of a Special Meeting, dated as of October 20, 1998, and in accordance with Title 10 of the Alabama Business Corporation Act, voted in favor of the following amendments to the 1998 Amended and Restated Articles of
Incorporation:

                By deleting Section 1.1 of Article I in its entirety and inserting in lieu thereof the following:

      1.1 Effective March 1, 1999, the name of the corporation shall be Protective Life and Annuity Insurance Company (hereinafter referred to as (the "Corporation").


      THIRD: That thereafter, in accordance with Section 4.3(h) of the Articles, Protective Life Corporation, as the Sole Preferred Shareholder of the Corporation, via a Unanimous Written Consent in lieu of a Special Meeting of the Sole Preferred Shareholder dated as of October 20, 1998, and in accordance with Title 10 of the Alabama Business Corporation Act, voted in favor of the following amendment to the 1998 Amended and Restated Articles of Incorporation:

                By deleting Article IV, Capital Stock, in its entirety and inserting in lieu thereof the provisions as set forth in Exhibit A, attached hereto and incorporated herein as set forth in full at this point.

      FOURTH:            That the said Amendment was duly adopted in accordance
with the provisions of Title 10 of the Alabama Business Corporation Act.

      IN WITNESS WHEREOF, said American Foundation Life Insurance Company, has caused its corporate seal to be hereunto affixed and these Articles of Amendment to be signed by Wayne Stuenkel, its President, and Deborah J. Long, its Secretary, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, this 2nd day of November, 1998.

                      AMERICAN FOUNDATION LIFE INSURANCE COMPANY

                      By: /S/WAYNE E. STUENKEL
                             Wayne Stuenkel
                                President
ATTEST:

/S/DEBORAH J. LONG
Deborah J. Long
Secretary
(CORPORATE SEAL)




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                      EXHIBIT A TO ARTICLES OF AMENDMENT TO
             1998 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                   AMERICAN FOUNDATION LIFE INSURANCE COMPANY


                                   ARTICLE IV

                                  CAPITAL STOCK

      4.1 The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 500,000 shares of common stock of the par value of $10.00 a share and 2,000 shares of preferred stock of the par value of $1.00 per share, with both classes having the rights, powers, preferences, privileges and limitations set forth in Sections 4.2 and 4.3 below.

      4.2 The common stock of the Corporation shall have the rights, interests, preferences, voting powers, and privileges of shareholders of corporations for profit as provided by Alabama law, without any restrictions, qualifications or limitations thereof, except as set forth in the subsections below:

      (a) The holders of the shares of common stock shall be entitled to one vote per share at all meetings of the shareholders of the Corporation.

      (b) The holders of the shares of common stock shall not have preemptive rights with respect to, or other right to subscribe for or purchase, any stock or other securities of the Corporation.

      (c) The Board of Directors, when and as they shall deem advisable, without any action by the shareholders, may declare a cash dividend on the common stock of the Corporation at any time, to be payable at any time. There is no requirement that dividends, either cash or stock, be declared and/or paid out at any specific time, other that those as declared by the Board of Directors.

      (d) The shares of common stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of stock dividend, including but not limited to, upon the reclassification, reduction or restriction of surplus of the Corporation as the Board of Directors shall deem necessary or desirable, in which case, shares so issued as a stock dividend shall be deemed fully-paid and non-assessable.

      4.3 The preferred stock of the Corporation shall have the rights, interests, preferences, voting powers, and privileges of shareholders of corporations for profit as provided by Alabama law, without any restrictions, qualifications or limitations thereof, except as set forth in the subsections below:

      (a) The preferred stock shall have no voting rights with respect to the election of directors or any other matters submitted to vote of the shareholders of the Corporation, except as may be otherwise provided by the Constitution and laws of the State of Alabama or except as hereinafter provided in subsection (f) below. Unless the event occurs as described in (f) below, the holders of the preferred stock shall not be deemed to be voting shareholders of the Corporation and, thus, shall not be entitled to notice of any meetings of the shareholders, annual or special, or to be entitled to participate, as such, in the management of the Corporation.

      (b) In no event shall the holders of preferred stock, as such holders, be entitled to preemptive rights with respect to, or other right to subscribe for or purchase, any stock or other securities of the Corporation.

      (c) The Board of Directors, when and as they shall deem advisable, without any action by the shareholders, may declare a cash dividend on the preferred stock of the Corporation at any time, to be payable at any time. There is no requirement that dividends, either cash or stock, be declared and/or paid out at any specific time, other that those as declared by the Board of Directors.

       (d) The shares of preferred stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of stock dividend, including but not limited to, upon the reclassification, reduction or restriction of surplus of the Corporation



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as the Board of Directors shall deem necessary or desirable. Shares so issued as a stock dividend shall be deemed fully-paid and non-assessable.

      (e) To the maximum extent permitted by law, the Corporation shall have the right to purchase any outstanding preferred stock. Shares of preferred stock which have been purchased or redeemed by the Corporation shall be retired and canceled and shall under no circumstances be reissued. If, at any time, the Corporation elects to redeem any or all of the currently issued and outstanding shares of preferred stock, the Corporation shall pay to the holders of shares so redeemed an amount in cash equal to One Thousand Dollars ($1,000) per share. If at a date in the future, additional shares of preferred stock are authorized and subsequently issued, the redemption price per share will be in an amount determined by the Board of Directors.

      (f) The provisions of the this Article IV shall not be amended, modified or repealed, nor shall any amendment or restatement of these Articles of Incorporation become effective if inconsistent with the provisions of Article IV, without the affirmative vote or written consent of the holders of at least two-thirds (2/3) of the outstanding shares of the preferred stock, unless such amendment be solely to increase the number of shares of common stock authorized.